EXHIBIT 99.1


PRESS RELEASE

FOR IMMEDIATE RELEASE

    PRG-SCHULTZ ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2005 FINANCIAL RESULTS

ATLANTA, March 7, 2006 -- PRG-Schultz International, Inc. (Nasdaq: PRGX), the world's largest recovery audit firm, today announced financial results for the fourth quarter and year ended December 31, 2005.

HIGHLIGHTS OF FINANCIAL RESULTS

     o Net loss for the fourth quarter, including a non-cash charge of $170.4 million for impairment of goodwill and other intangibles, and a charge of $3.6 million for severance and other charges related to the expense restructuring announced on October 3, 2005, was ($175.8) million, or ($2.83) per share, compared to a net loss of ($74.8) million, or ($1.21) per share for the same period in 2004. Fourth quarter 2004 net loss included a non-cash charge of $76.7 million for a valuation adjustment of deferred tax assets.

     o    Adjusted  EBITDA  for the  fourth  quarter  was $4.1  million.  Fourth
          quarter   adjusted   EBITDA  is  earnings  before   interest,   taxes,
          depreciation and amortization (EBITDA) excluding a loss of ($1.1) million related to discontinued operations, the non-cash charge of $170.4 million for impairment of goodwill and other intangibles, and the $3.6 million charge for severance and other charges associated with the previously announced expense restructuring. Adjusted EBITDA for the fourth quarter of 2004 was $11.6 million excluding a loss of ($2.2) million related to discontinued operations and accruals of $0.3 million for the retirement benefits of the company's former Chairman and CEO, John Cook, and its former Vice Chairman, Jack Toma.

     o Consolidated revenue for the fourth quarter 2005 was $72.4 million, compared to $91.7 million for the fourth quarter of 2004.

     o Net loss for fiscal year 2005, including the non-cash charge of $170.4 million for impairment of goodwill and other intangibles, a charge of $11.6 million for severance and other costs related to the expense restructuring, and a charge of $3.9 million for the severance costs related to the departure of Mr. Cook and Mr. Toma, was ($207.7) million, or ($3.35) per share, compared with a net loss of ($71.5) million, or ($1.16) per share, for fiscal 2004. The prior year results included the non-cash charge of $76.7 million for the valuation adjustment of deferred tax assets.

     o Adjusted EBITDA for the full-year 2005 was $3.9 million. Adjusted EBITDA is EBITDA excluding a loss of ($2.2) million related to discontinued operations and excluding the non-cash charge of $170.4 million for impairment of goodwill and other intangibles, the $11.6 million charge for severance and other costs related to the restructuring, and the $3.9 million charge for the severance costs related to the departure of Mr. Cook and Mr. Toma. For 2004, adjusted EBITDA was $26.2 million, excluding a gain of $4.1 million related to discontinued operations and accruals of $1.4 million for the retirement benefits of Messrs. Cook and Toma.

     o Consolidated revenue for fiscal 2005 was $292.2 million, down 16.7% from $350.6 million in 2004.

OTHER KEY FOURTH QUARTER EVENTS

     o    The company  successfully  implemented a major  expense  restructuring
          plan  which  is  expected  to  provide  annual   expense   savings  of
          approximately $42.2 million.

     o An agreement in principle on the terms of a restructuring of the company's 4.75% Convertible Subordinated Notes due in November 2006 was reached with the ad hoc committee of noteholders.

     o The company obtained $10 million in bridge financing from certain of the current noteholders.

"Our turnaround is underway. Implementation of a major expense restructuring has gone smoothly, and we are beginning to benefit from a substantially more streamlined organization," said James B. McCurry, PRG-Schultz's President and Chief Executive Officer. "Our management team has been strengthened and is focused on continuing the progress made over the last few months."

GROSS MARGIN AND SELLING GENERAL AND ADMINISTRATIVE EXPENSES

Gross margin for the fourth quarter 2005 was $25.0 million, or 34.5% of revenues, compared to $37.3 million, or 40.7% of revenues in the fourth quarter of 2004.

Selling, general and administrative expenses in fourth quarter 2005 were $24.2 million, or 33.5% of revenues, compared to $29.7 million, or 32.4% of revenues in the same period in 2004 (excluding fourth quarter 2004 accruals of $0.3 million for the retirement benefits of Messrs. Cook and Toma).

For the full-year 2005, gross margin was $97.1 million, or 33.2% of revenues, as compared to $133.5 million or 38.1% or revenues for all of 2004.

Selling, general and administrative expenses for full-year 2005, excluding the $3.9 million of charges related to the departure of Messrs. Cook and Toma, were $107.5 million or 36.8% of revenues in 2005. In 2004, selling, general and administrative expenses were $123 million, or 35.1% of revenues excluding accruals of $1.4 million for the retirement benefits of Messrs. Cook and Toma.

IMPAIRMENT OF GOODWILL AND OTHER SIGNIFICANT CHARGES

During the fourth quarter of 2005, as part of its annual intangible asset impairment testing, the company, together with its independent valuation advisors, Deloitte & Touche, LLP, performed valuation analyses of its goodwill balances as well as other intangible assets. As a result of this process, the company determined that non-cash, pre-tax intangible asset impairment charges totaling $170.4 million were required during the quarter and year-ended December 31, 2005, in accordance with applicable generally accepted accounting principles. In addition, during fiscal year 2005 the company recorded a charge of $3.9 million for severance costs related to the departure from the company of former Chairman and CEO John Cook and former Vice Chairman Jack Toma. Both Messrs. Cook and Toma exited the company in July 2005. Also during the fiscal year, the company recorded a charge of $11.6 million for severance and other charges associated with the major expense restructuring announced on October 3, 2005. As of December 31, 2005, $8.2 million of restructuring reserve remained.

LIQUIDITY

At December 31, 2005 the company had cash and cash equivalents of $11.8 million. Total debt at year end included borrowings on a bank credit facility of $6.8 million, a $10 million bridge loan facility from certain of the company's noteholders and $125 million of convertible subordinated notes which are due in November 2006. As of March 6, 2006, the company's total debt included borrowings on a bank credit facility of $2.6 million, the $10 million bridge loan facility from certain of the company's noteholders, and the $125 million of convertible subordinated notes.

MANAGEMENT'S ANNUAL ASSESSMENT OF INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of the company is in the process of completing its evaluation of the Company's internal control over financial reporting as of December 31, 2005 as required by Section 404 of the Sarbanes-Oxley Act of 2002. Based on its evaluation to date, management has concluded that the company did not, as of December 31, 2005, maintain effective internal control over financial reporting due to the existence of material weaknesses in its (a) control environment and internal control monitoring function resulting from the employment of accounting personnel in key roles without the requisite level of technical expertise commensurate with the company's financial reporting requirements, and (b) controls over accounting for revenue. Notwithstanding the noted material weaknesses, management believes that the financial statements of the company have been accurately reported. A remediation plan to address the noted material weaknesses is being implemented. The remediation plan to address these weaknesses has included the hiring of additional key qualified finance and accounting staff since December 31, 2005 (including, as previously announced, a new Controller and Principal Accounting Officer), a review of internal revenue recognition controls, a review of operational and financial responsibilities relating to revenue recognition, a review of all material contracts to ensure that revenue recognition criteria have been correctly applied, and the institution of certain new controls designed to ensure appropriate review of all new contracts and contract amendments by key finance personnel. The company also plans to establish a formal process for periodic training of finance personnel and to be more selective in the process of hiring accounting and finance personnel. A more detailed assessment of management's evaluation of Section 404 controls and its remediation plan will be included in the company's 2005 Annual Report on Form 10-K.

ABOUT PRG-SCHULTZ INTERNATIONAL, INC.

Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG) is the world's leading recovery audit firm, providing clients throughout the world with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG industry specialists review client purchases and payment information to identify and recover overpayments.

NON-GAAP FINANCIAL MEASURES

EBITDA and adjusted EBITDA are both "non-GAAP financial measures" presented as supplemental measures of our performance. They are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. The company believes these measures provide additional meaningful information in evaluating the company's performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a number of restrictive covenants related to the company's credit facilities use measures similar to EBITDA. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Schedule 3 provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA.

FORWARD LOOKING STATEMENTS

This press release includes certain forward-looking statements in addition to historical information. Such statements include both implied and express statements regarding the potential success of the company's expense restructuring plan, expected savings resulting therefrom, the ability to successfully complete the company's operational turnaround (including plans to streamline the company's organization), successfully negotiate a replacement credit facility, successfully consummate the company's pending exchange offer for its outstanding 4.75% convertible subordinated notes and successfully complete the previously announced overall restructuring plan. If the company is unable to successfully complete its restructuring plan, the company may be unable to pay its debts as they come due or continue funding its operations and may be forced to seek protection from its creditors. Other risks that could affect the company's future performance include the company's ability to retain personnel, changes in the market for the company's services, and other risks generally applicable to the company's business. For a discussion of other risk factors that may impact the company's business and the success of its restructuring plan, please see the company's Securities and Exchange Commission filings, including the offering circular filed as Exhibit 99(A)(1)(a) to the company's Schedule TO on February 1, 2006, the company's Form 10-K filed with the Securities and Exchange Commission on March 16, 2005, and the company's subsequent Forms 10-Q for the first three fiscal quarters of 2005. The company disclaims any obligation or duty to update or modify these forward-looking statements.

                                                        SCHEDULE 1
                                     PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                       (UNAUDITED)

                                                                      THREE MONTHS                    TWELVE MONTHS
                                                                   ENDED DECEMBER 31,              ENDED DECEMBER 31,
                                                              -----------------------------    ----------------------------
                                                                  2005            2004             2005           2004
                                                              -------------   -------------    -------------  -------------

Revenues                                                        $   72,428      $   91,653       $  292,152     $  350,602
Cost of revenues                                                    47,442          54,330          195,091        217,059
     Gross margin                                                   24,986          37,323           97,061        133,543

Selling, general and administrative expenses                        24,228          30,050          111,439        124,365
Impairment charges                                                 170,375                          170,375
Restructuring expenses                                               3,628                           11,550
                                                              -------------   -------------    -------------  -------------

     Operating income (loss)                                      (173,245)          7,273         (196,303)         9,178

Interest expense                                                    (2,567)         (2,349)          (8,936)        (9,142)
Interest income                                                        136             177              545            593
                                                              -------------   -------------    -------------  -------------

     Earning (Loss) from continuing operations before
        income taxes and discontinued operations                  (175,676)          5,101         (204,694)           629

Income tax expense (benefit)                                          (993)         77,789              821         76,197
                                                              -------------   -------------    -------------  -------------

     Earnings (loss) from continuing operations before
        discontinued operations                                   (174,683)        (72,688)        (205,515)       (75,568)

Discontinued operations:
     Earnings (loss) from discontinued operations, net
        of taxes                                                    (1,071)         (2,157)          (2,225)         4,085
                                                              -------------   -------------    -------------  -------------

           Net earnings (loss)                                  $ (175,754)     $  (74,845)      $ (207,740)    $  (71,483)
                                                              =============   =============    =============  =============


Basic and diluted earnings (loss) per share:
     Loss from continuing operations before discontinued
        operations                                              $    (2.81)     $    (1.18)      $    (3.31)    $    (1.22)
     Discontinued operations                                         (0.02)          (0.03)           (0.04)          0.06
                                                              -------------   -------------    -------------  -------------
           Net earnings (loss)                                  $    (2.83)     $    (1.21)      $    (3.35)    $    (1.16)
                                                              =============   =============    =============  =============

Weighted average shares outstanding:
     Basic                                                          62,047          61,837           62,012         61,760
                                                              =============   =============    =============  =============
     Diluted                                                        62,047          61,837           62,012         61,760
                                                              =============   =============    =============  =============

     Certain reclassifications have been made to the 2004 amounts to conform to the presentation in 2005.

     These reclassifications include the reclassification of certain business units as discontinued operations.

                                                  SCHEDULE 2
                               PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                            (AMOUNTS IN THOUSANDS)
                                                  (UNAUDITED)


                                                                   DECEMBER 31,       DECEMBER 31,
                                                                       2005               2004
                                                                  ----------------   ----------------
                                ASSETS
Current assets:
     Cash and cash equivalents                                      $      11,848      $      12,596
     Restricted cash                                                        3,096                120
     Receivables:
        Contract receivables                                               53,199             70,707
        Employee advances and miscellaneous receivables                     2,737              3,490
                                                                  ----------------   ----------------
           Total receivables                                               55,936             74,197

     Funds held for client obligations                                     32,479             30,920
     Prepaid expenses and other current assets                              3,991              6,080
                                                                  ----------------   ----------------
           Total current assets                                           107,350            123,913

Property and equipment                                                     17,453             26,473
Goodwill                                                                    4,600            170,684
Intangible assets                                                          24,447             30,232
Other assets                                                                8,730              7,291
                                                                  ----------------   ----------------
            Total assets                                            $     162,580      $     358,593
                                                                  ================   ================


           LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Short term borrowings                                          $      16,800      $           -
     Obligation for client payables                                        32,479             30,920
     Accounts payable and accrued expenses                                 34,103             38,854
     Accrued payroll and related expenses                                  44,031             41,791
     Deferred revenue                                                       4,583              6,466
     Convertible notes, net of unamortized discount of $933               124,067                  -
                                                                  ----------------   ----------------
           Total current liabilities                                      256,063            118,031

Convertible notes, net of unamortized discount of $1,714                        -            123,286
Deferred compensation                                                       1,388              2,195
Other long-term liabilities                                                 7,494             11,497
                                                                  ----------------   ----------------
           Total liabilities                                              264,945            255,009
                                                                  ----------------   ----------------

Shareholders' equity (deficit):
     Preferred stock                                                            -                  -
     Common stock                                                              68                 68
     Additional paid-in capital                                           494,826            493,532
     Accumulated deficit                                                 (550,719)          (342,979)
     Accumulated other comprehensive income                                 2,400              1,740
     Less treasury stock at cost                                          (48,710)           (48,710)
     Unearned portion of restricted stock                                    (230)               (67)
                                                                  ----------------   ----------------
           Total shareholders' equity (deficit)                          (102,365)           103,584
                                                                  ----------------   ----------------

            Total liabilities and shareholders' equity (deficit)    $     162,580      $     358,593
                                                                  ================   ================


     Certain reclassifications have been made to the 2004 amounts to conform to the presentation in 2005.

                                                       SCHEDULE 3
                                    PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                                RECONCILIATION OF NET EARNINGS (LOSS) TO ADJUSTED EBITDA
                                                 (AMOUNTS IN THOUSANDS)
                                                       (UNAUDITED)


                                                            THREE MONTHS                          TWELVE MONTHS
                                                         ENDED DECEMBER 31,                     ENDED DECEMBER 31,
                                                   --------------------------------      ---------------------------------
                                                       2005              2004                2005               2004
                                                   --------------    --------------      --------------    ---------------
Reconciliation of net loss to Adjusted EBITDA:

      Net earnings (loss)                            $  (175,754)      $   (74,845)        $  (207,740)      $    (71,483)

      Adjust for:
      Earnings (loss) from discontinued operations        (1,071)           (2,157)             (2,225)             4,085
                                                   --------------    --------------      --------------    ---------------

      Earnings (loss) from continuing operations        (174,683)          (72,688)           (205,515)           (75,568)

      Adjust for:
      Income taxes                                          (993)           77,789                 821             76,197
      Interest                                             2,431             2,172               8,391              8,549
      Depreciation and amortization                        3,353             4,035              14,375             15,645
                                                   --------------    --------------      --------------    ---------------

      EBITDA                                            (169,892)           11,308            (181,928)            24,823
                                                   --------------    --------------      --------------    ---------------

      Impairment Charges                                 170,375                               170,375
      Restructuring Charges                                3,628                                11,550
      Messrs. Cook & Toma Retirement/Severance                 -               337               3,926              1,413
                                                   --------------    --------------      --------------    ---------------

      Adjusted EBITDA                                $     4,111       $    11,645         $     3,923       $     26,236
                                                   ==============    ==============      ==============    ===============


EBITDA and adjusted EBITDA are both "non-GAAP financial measures" presented as supplemental measures of our performance. They are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. The company believes these measures provide additional meaningful information in evaluating the company's performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a number of restrictive covenants related to the company's credit facilities use measures similar to EBITDA. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.


CONTACT:  PRG-SCHULTZ INTERNATIONAL, INC.
Peter Limeri
770-779-6464